UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 193

April 11, 2014
Date of Report (date of Earliest Event Reported)

GAWK INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-180611	33-1220317
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

5300 Melrose Avenue, Suite 42, Los Angeles, CA 90038
(Address of principal executive offices and zip code)

888-754-6190
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01        Entry into a Material Definitive Agreement.

On April 11, 2014, GAWK Incorporated (the "Company") and Doyle Knudson, an individual (the "Purchaser") entered into a Series C Preferred Stock Purchase Agreement dated as of April 10, 2014, pursuant to which the Company has agreed to sell, and the Purchaser has agreed to purchase, seven (7) shares of Series C Preferred Stock for an aggregate purchase price of $3,300,000 (the "Transaction").  The Series C Preferred Stock Purchase Agreement contains standard representations and warranties and provides that closing is subject to minimal closing conditions including a bring down of the representations and warranties of the parties, payment and delivery of a stock certificate.  Pursuant to the Series C Preferred Stock Purchase Agreement, if the Purchaser requests, the Company shall add the Purchaser to the Company's board of directors.  After closing the Transaction and for so long as Purchaser owns at least one share of Series C Preferred Stock or at least five percent (5%) of the Company's outstanding Common Stock, the Purchaser shall receive executive producer credit and reasonable executive producer fees in an amount to be determined by the parties in good faith in association with the production of all new original content produced by the Company.

Upon closing, the Company will receive gross proceeds of $3,300,000.  Pursuant to the terms of the Series C Preferred Stock, after holding the Series C Preferred Stock for at least one year, the Purchaser will have the right to convert each share of Series C Preferred Stock into $1,000,000 worth of Common Stock of the Company.  A copy of the Series C Preferred Stock Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM  3.02        Unregistered Sales of Equity Securities

The Company incorporates the summary of the terms of the Series C Preferred Stock Purchase Agreement from Item 1.01 above. In connection with the Transaction, the Company claims an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.  A copy of the Series C Preferred Stock Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Series C Preferred Stock Purchase Agreement between the Company and Doyle Knudson dated as of April 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: April 16, 2014	By:	/s/ MARS CALLAHAN
Name: Mars Callahan
Title: President, Chief Executive Officer

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